Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Cathy W. Liles (434) 817-8267

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES 2026 FIRST QUARTER EARNINGS

AND QUARTERLY DIVIDEND

Charlottesville, VA – April 23, 2026 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $5.3 million, or $0.97 per diluted share, for the quarter ended March 31, 2026, compared to $4.5 million, or $0.83 per diluted share, recognized for the quarter ended March 31, 2025.

The increase in 2026 year-to-date net income as compared to the prior year was primarily due to the cost of funds reduction of 19 basis points and reduced non-interest expense.

Dividend Declaration

On April 22, 2026, the Company's Board of Directors declared a quarterly cash dividend of $0.36 per share of common stock payable on May 29, 2026, to the holders of record at the close of business on May 13, 2026. The quarterly cash dividend implies an annualized dividend yield to shareholders of approximately 3.50% based on the closing price of the Company’s common stock on April 21, 2026.

President and Chief Executive Officer's comments: "Our strong performance in the first quarter of 2026 resulted in a 17.2% increase in net income over the first quarter of 2025. We continue to successfully implement financial strategies that enhance our operating efficiency," stated Glenn W. Rust, President and Chief Executive Officer. "Attention to pricing and continued vigilance toward asset quality augment our performance strategies. With our strong capital and liquidity positions, our lending and retail teams are able to work seamlessly to provide exceptional service to the communities we serve."

Key Performance Indicators

First quarter 2026 compared to first quarter 2025

•
Return on average assets improved to 1.30% from 1.12%.
•
Return on average equity improved to 11.34% from 11.05%.
•
Net interest margin (FTE)1 improved to 3.40% from 3.28%.
•
Loan-to-deposit ratio increased to 86.7% from 86.6%.
•
Efficiency ratio (FTE)1 improved to 56.6% from 62.4%.

March 31, 2026 Balance Sheet Highlights

•
Gross loans outstanding as of March 31, 2026 totaled $1.2 billion, a decrease of $4.8 million, or 0.4% compared to March 31, 2025. Gross loans outstanding at March 31, 2026 remained flat when compared to December 31, 2025.
•
Securities balances declined $22.5 million from March 31, 2025 to March 31, 2026 as the Company allowed the proceeds from natural maturities and cash flow to fund earning assets with more attractive yields.
•
The Company utilizes a third-party to offer multi-million-dollar FDIC insurance to customers with balances in excess of single-bank limits through reciprocal Insured Cash Sweep® (ICS) plans. Deposit balances held in ICS plans amounted to $187.3 million as of March 31, 2026, $200.4 million as of December 31, 2025 and $177.6 million as of March 31, 2025.
•
Outstanding borrowings from the FHLB were $20.0 million as of March 31, 2026, December 31, 2025, and March 31, 2025.

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

•
As of March 31, 2026, the Company had unused borrowing facilities in place of approximately $225.1 million and held no brokered deposits.

Loans and Asset Quality

•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.36% as of March 31, 2026, 0.56% as of December 31, 2025 and 0.31% as of March 31, 2025.
•
Nonperforming assets amounted to $6.0 million as of March 31, 2026, compared to $9.2 million as of December 31, 2025, and $5.0 million as of March 31, 2025;
o
Fourteen loans to twelve borrowers are in non-accrual status, totaling $2.1 million, as of March 31, 2026, compared to $2.2 million as of December 31, 2025 and $2.8 million as of March 31, 2025.
o
Loans 90 days or more past due and still accruing interest amounted to $3.8 million as of March 31, 2026, compared to $7.0 million at December 31, 2025 and $2.3 million as of March 31, 2025. The past due balance as of March 31, 2026 is comprised of four loans totaling $3.7 million which are 100% government-guaranteed, and seven student loans totaling $92 thousand.
o
The Company currently holds no other real estate owned.
•
The period-end Allowance for Credit Losses on Loans (“ACL”) as a percentage of total loans was 0.64% as of March 31, 2026, and 0.67% as of December 31, 2025 and March 31, 2025. The change was primarily driven by an improvement in the economic forecast at March 31, 2026, compared to March 31, 2025, and December 31, 2025, as well as the migration of loans to pools requiring lower reserve rates such as loans moving from the construction pool to the permanent loan pools. The portfolio of government-guaranteed loans continues to be a significant driver controlling the ACL year-over-year. Balances in such loans are 100% government-guaranteed and do not require an ACL.
•
For the three months ended March 31, 2026, the Company recorded a net recovery to the provision for credit losses of $336 thousand, primarily due to the aforementioned pool migrations. The reserve for unfunded commitments decreased by $55 thousand.

Net Interest Income - Quarterly Comparison

•
Net interest income for the three months ended March 31, 2026 of $12.9 million increased $611 thousand, or 5.0%, compared to the three months ended March 31, 2025, predominantly due to decreased interest expense associated with deposit accounts and borrowings which offset decreased interest income earned on loans and federal funds sold.
•
Net interest margin (FTE), (a non-GAAP financial measure)1, for the three months ended March 31, 2026 was 3.40%, compared to 3.28% for the three months ended March 31, 2025.
•
The Bank's yield on loans was 5.53% for the three months ended March 31, 2026, compared to 5.60% for the prior year same period. The accretion of the fair value mark related to purchased loans positively impacted interest income by 11 bps in the first quarter of 2026, and 15 bps in the first quarter of 2025.
•
The overall cost of funds, including noninterest-bearing deposits, of 1.68% incurred in the three months ended March 31, 2026 decreased 19 bps from 1.87% in the same period in the prior year. The cost of interest-bearing deposits decreased period over period by 20 bps, from a cost of 2.38% to 2.18%. The cost of borrowings from the FHLB decreased 94 bps from the first quarter of 2025 to the first quarter of 2026, from 4.83% to 3.89%.

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

Noninterest Income - Quarterly Comparison

Noninterest income for the three months ended March 31, 2026 decreased $271 thousand, or 15.4%, compared to the three months ended March 31, 2025, primarily as a result of lower debit/credit card and ATM fees due to lower usage and reduced income from a gain on the sale of assets in 2025 compared to 2026.

Noninterest Expense - Quarterly Comparison

Noninterest expense for the three months ended March 31, 2026 decreased by $626 thousand, or 7.1%, compared to the three months ended March 31, 2025. The 2026 quarter reflected lower data processing costs resulting from the contract renewal negotiations which occurred in the fourth quarter of 2025.

Efficiency Ratio - Quarterly Comparison

The Company's efficiency ratio (FTE)1 improved to 56.6% for the three months ended March 31, 2026 compared to 62.4% for the three months ended March 31, 2025, as the impact of increased net interest income (FTE)1 and decreased noninterest expense offset the decrease in noninterest income.

Income Taxes - Quarterly Comparison

The effective tax rates amounted to 19.5% and 16.7% for the three months ended March 31, 2026 and 2025, respectively. For each period, the effective income tax rate differed from the U.S. statutory rate of 21%. The effective tax rate fluctuations are attributable to changes in pretax earnings, low-income housing tax credits and the levels of permanent tax differences.

Book Value

Book value per share increased to $34.39 as of March 31, 2026, compared to $30.93 as of March 31, 2025, and tangible book value per share (a non-GAAP financial measure)1 was $32.51 as of March 31, 2026 compared to $28.84 as of March 31, 2025. These values increased as net retained income increased and the impact of intangible assets declined due to the ongoing amortization of the Company's core deposit intangible asset.

Dividends

Cash dividends of $1.9 million, or $0.36 per share, were declared and paid during the first quarter of 2026. The remaining 63% of net income was retained.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has seven banking offices throughout Fauquier and Prince William counties, four banking offices in Charlottesville and Albemarle County (including one limited-service banking facility), and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for, or more important than, operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	March 31, 2026	December 31, 2025*
	(Unaudited)
ASSETS
Cash and due from banks	$8,500	$5,798
Interest-bearing deposits in other banks	10,608	10,552
Federal funds sold	57,758	54,264
Securities:
Available-for-sale (AFS), at fair value	240,424	247,992
Restricted securities, at cost	6,195	6,172
Total securities	246,619	254,164
Loans, net of deferred fees and costs	1,237,669	1,237,577
Allowance for credit losses	(7,981)	(8,270)
Loans, net	1,229,688	1,229,307
Premises and equipment, net	11,660	11,687
Bank owned life insurance	41,621	41,302
Goodwill	7,768	7,768
Core deposit intangible, net	2,435	2,682
Right of use asset, net	5,925	6,297
Deferred tax asset, net	12,419	12,079
Accrued interest receivable and other assets	13,163	13,842
Total assets	$1,648,164	$1,649,742
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$355,475	$362,322
Interest-bearing	279,470	308,295
Money market and savings deposit accounts	505,291	469,815
Certificates of deposit and other time deposits	286,492	291,299
Total deposits	1,426,728	1,431,731
Federal funds purchased	-	-
Borrowings	20,000	20,000
Junior subordinated debt, net	3,566	3,554
Lease liability	5,835	6,192
Accrued interest payable and other liabilities	5,538	4,104
Total liabilities	1,461,667	1,465,581
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-
Common stock, $2.50 par value	13,393	13,327
Capital surplus	107,573	107,337
Retained earnings	97,475	94,165
Accumulated other comprehensive loss	(31,944)	(30,668)
Total shareholders' equity	186,497	184,161
Total liabilities and shareholders' equity	$1,648,164	$1,649,742

Common shares outstanding	5,422,513	5,393,140
Common shares authorized	10,000,000	10,000,000
Preferred shares outstanding	-	-
Preferred shares authorized	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended
	March 31, 2026	March 31, 2025
Interest and dividend income:
Loans, including fees	$16,833	$17,033
Federal funds sold	494	184
Other interest-bearing deposits	35	43
Investment securities:
Taxable	1,103	1,309
Tax exempt	322	323
Dividends	90	115
Total interest and dividend income	18,877	19,007

Interest expense:
Demand deposits	71	69
Money market and savings deposits	3,053	3,003
Certificates and other time deposits	2,585	3,054
Borrowings	192	509
Federal funds purchased	-	7
Junior subordinated debt	70	70
Total interest expense	5,971	6,712
Net interest income	12,906	12,295
Recovery of credit losses	(336)	(160)
Net interest income after recovery of credit losses	13,242	12,455

Noninterest income:
Wealth management fees	220	229
Deposit account fees	366	307
Debit/credit card and ATM fees	251	370
Bank owned life insurance income	319	293
Gains on sales of assets, net	5	278
Other	328	283
Total noninterest income	1,489	1,760

Noninterest expense:
Salaries and employee benefits	3,999	3,936
Net occupancy	779	1,016
Equipment	186	186
Bank franchise tax	468	339
Computer software	214	256
Data processing	550	735
FDIC deposit insurance assessment	175	145
Marketing, advertising and promotion	267	254
Professional fees	348	256
Core deposit intangible amortization	247	295
Other	966	1,407
Total noninterest expense	8,199	8,825
Income before income taxes	6,532	5,390
Provision for income taxes	1,273	901
Net income	$5,259	$4,489

Net income per common share, basic	$0.97	$0.83
Net income per common share, diluted	$0.97	$0.83
Weighted average common shares outstanding, basic	5,409,543	5,378,871
Weighted average common shares outstanding, diluted	5,443,437	5,402,936

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or for the three months ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Common Share Data:
Net income	$5,259	$5,958	$4,576	$4,238	$4,489
Net income per weighted average share, basic	$0.97	$1.10	$0.85	$0.79	$0.83
Net income per weighted average share, diluted	$0.97	$1.10	$0.84	$0.78	$0.83
Weighted average shares outstanding, basic	5,409,543	5,392,763	5,391,979	5,391,979	5,378,871
Weighted average shares outstanding, diluted	5,443,437	5,424,154	5,424,642	5,417,900	5,402,936
Actual shares outstanding	5,422,513	5,393,140	5,391,979	5,391,979	5,391,979
Tangible book value per share at period end [5]	$32.51	$32.21	$30.90	$29.63	$28.84
Key Ratios:
Return on average assets [1]	1.30%	1.45%	1.12%	1.05%	1.12%
Return on average equity [1]	11.34%	13.04%	10.48%	10.05%	11.05%
Net interest margin (FTE) 1, [2]	3.40%	3.50%	3.43%	3.40%	3.28%
Efficiency ratio (FTE) [3]	56.6%	49.5%	57.9%	61.2%	62.4%
Loan-to-deposit ratio	86.7%	86.4%	89.2%	89.4%	86.6%
Net Interest Income:
Net interest income	$12,906	$13,348	$13,072	$12,796	$12,295
Net interest income (FTE) [2]	$12,991	$13,433	$13,158	$12,881	$12,381
Company Capital Ratios:
Tier 1 leverage ratio [6]	12.70%	12.52%	12.26%	12.12%	11.83%
Total risk-based capital ratio [6]	20.80%	20.42%	20.15%	19.46%	18.92%
Assets and Asset Quality:
Average earning assets	$1,550,030	$1,521,387	$1,523,230	$1,521,345	$1,529,575
Average gross loans	$1,233,478	$1,223,703	$1,230,805	$1,240,563	$1,233,520
Fair value mark on acquired loans	$4,344	$4,754	$5,241	$5,724	$6,242

Allowance for credit losses on loans:
Beginning of period	$8,270	$8,510	$8,347	$8,328	$8,455
(Recovery of) provision for credit losses	(281)	(176)	253	90	(105)
Charge-offs	(93)	(126)	(146)	(111)	(70)
Recoveries	85	62	56	40	48
Net recoveries	(8)	(64)	(90)	(71)	(22)
End of period	$7,981	$8,270	$8,510	$8,347	$8,328

Non-accrual loans	$2,147	$2,198	$2,568	$2,614	$2,764
Loans 90 days or more past due and still accruing	3,841	7,042	4,201	5,178	2,274
Total nonperforming assets (NPA) [4]	$5,988	$9,240	$6,769	$7,792	$5,038

NPA as a % of total assets	0.36%	0.56%	0.42%	0.48%	0.31%
NPA as a % of gross loans	0.48%	0.75%	0.55%	0.63%	0.41%
ACL to gross loans	0.64%	0.67%	0.69%	0.67%	0.67%
Non-accruing loans to gross loans	0.17%	0.18%	0.21%	0.21%	0.22%
Net charge-offs (recoveries) to average loans [1]	0.00%	0.02%	0.03%	0.02%	0.01%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 The Bank held no other real estate owned during any of the periods presented.

5 This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

6 All ratios at March 31, 2026 are estimates and subject to change pending regulatory filings. Ratios for prior periods are presented as filed.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	March 31, 2026			March 31, 2025
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost [4]	Balance	Expense	Yield/Cost [4]
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$189,171	$1,155	2.44%	$205,705	$1,424	2.77%
Tax Exempt Securities [1]	64,476	445	2.76%	65,780	409	2.49%
Total Securities [1]	253,647	1,600	2.52%	271,485	1,833	2.70%
Loans:
Real Estate	943,746	13,920	5.98%	946,762	13,386	5.73%
Commercial	264,065	2,502	3.84%	253,559	3,091	4.94%
Consumer	25,667	411	6.49%	33,199	556	6.79%
Total Loans	1,233,478	16,833	5.53%	1,233,520	17,033	5.60%
Federal funds sold	54,666	494	3.66%	16,876	184	4.42%
Other interest-bearing deposits	8,239	35	1.72%	7,694	43	2.27%
Total Earning Assets	1,550,030	18,962	4.96%	1,529,575	19,093	5.06%
Less: Allowance for Credit Losses	(8,276)			(8,494)
Total Non-Earning Assets	99,865			108,278
Total Assets	$1,641,619			$1,629,359

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$284,630	$71	0.10%	$274,777	$69	0.10%
Money Market and Savings Deposits	487,740	3,053	2.54%	464,405	3,003	2.62%
Time Deposits	291,446	2,585	3.60%	306,331	3,054	4.04%
Total Interest-Bearing Deposits	1,063,816	5,709	2.18%	1,045,513	6,126	2.38%
Borrowings	20,000	192	3.89%	42,765	509	4.83%
Federal funds purchased	-	-	0.00%	558	7	5.09%
Junior subordinated debt	3,558	70	7.98%	3,511	70	8.09%
Total Interest-Bearing Liabilities	1,087,374	5,971	2.23%	1,092,347	6,712	2.49%
Non-Interest-Bearing Liabilities:
Demand deposits	355,209			362,354
Other liabilities	10,949			9,872
Total Liabilities	1,453,532			1,464,573
Shareholders' Equity	188,087			164,786
Total Liabilities & Shareholders' Equity	$1,641,619			$1,629,359
Net Interest Income (FTE) [3]		$12,991			$12,381
Interest Rate Spread [2]			2.73%			2.57%
Cost of Funds			1.68%			1.87%
Interest Expense as a Percentage of Average Earning Assets [4]			1.56%			1.78%
Net Interest Margin (FTE) [3,4]			3.40%			3.28%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Certain Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 Ratio is computed on an annualized basis.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Fully tax-equivalent measures
Net interest income	$12,906	$13,348	$13,072	$12,796	$12,295
Fully tax-equivalent adjustment	85	85	86	85	86
Net interest income (FTE) [1]	$12,991	$13,433	$13,158	$12,881	$12,381

Efficiency ratio [2]	57.0%	49.8%	58.3%	61.5%	62.8%
Fully tax-equivalent adjustment	(0.4)	-0.3%	-0.4%	-0.3%	-0.4%
Efficiency ratio (FTE) [3]	56.6%	49.5%	57.9%	61.2%	62.4%

Net interest margin	3.38%	3.48%	3.40%	3.37%	3.26%
Fully tax-equivalent adjustment	0.02%	0.02%	0.03%	0.03%	0.02%
Net interest margin (FTE) [1]	3.40%	3.50%	3.43%	3.40%	3.28%

	As of
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Other financial measures
Book value per share	$34.39	$34.15	$32.89	$31.67	$30.93
Impact of intangible assets [4]	(1.88)	(1.94)	(1.99)	(2.04)	(2.09)
Tangible book value per share (non-GAAP)	$32.51	$32.21	$30.90	$29.63	$28.84

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

4 Intangible assets include goodwill and core deposit intangible assets, net of accumulated amortization, for all periods presented.